Exhibit 23.1






Consent of Independent Registered Certified Public Accounting Firm


We consent to the use in this Registration Statement (No. 333-127547) on Form SB-2 (Amendment Number 2) of Legend Motors Worldwide, Inc. of our report dated July 1, 2005 relating to our audit of the financial statements of Legend Motors Worldwide, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.



/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.


Orlando, Florida
October 3, 2005